EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Daniel H. Schulman, Chief Executive Officer of Virgin Mobile USA, Inc. (the “Company”), certify that:

(1)	the report of the Company on Form 10-Q for the quarterly period ending September 30, 2009 as amended on November 23, 2009 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods referred to in the Report.

Date: November 23, 2009	/s/ Daniel H. Schulman
Daniel H. Schulman
Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Virgin Mobile USA, Inc. and will be retained by Virgin Mobile USA, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.